Exhibit 10.3

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of 8th August, 2017 (the “Termination Date”), by and between Pfenex Inc., a Delaware corporation with a principal place of business at 10790 Roselle Street, San Diego, California 92121 (“Pfenex”), and Stelis Biopharma Private Limited, an India corporation with a principal place of business at Plot No. 293, Bommasandra, Jigani Link Road, Jigani Industrial Area, Anekal Taluk, Bengaluru – 560 105 , India (“Stelis”). Pfenex and Stelis may each be referred to herein as a “Party” or collectively as the “Parties.”

BACKGROUND

A.    Pfenex and Agila entered into that certain Joint Development and License Agreement dated as of December 31, 2012 (collectively, the “Joint Development Agreement”), pursuant to which Pfenex and Agila agreed to collaborate with each other to develop certain therapeutic biological products manufactured using the Pfenex Expression Technology through the completion of the first Phase I Clinical Trial (each, as defined therein);

B.    In furtherance thereof, Pfenex and Agila entered into that certain Joint Venture Agreement dated as of March 7, 2013 (collectively, the “Joint Venture Agreement”), pursuant to which Pfenex and Agila agreed to establish a joint venture company to further develop and commercialize one or more therapeutic biological products after the completion of the first Phase I Clinical Trial; and

C.    Pursuant to certain organizational restructuring, Agila merged with its parent holding entity Stelis and thus Stelis assumed the obligations under the Joint Development Agreement and Joint Venture Agreement.

The Parties now mutually desire to terminate the Joint Development Agreement and the Joint Venture Agreement, all on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Termination of the Joint Development Agreement. Pfenex and Stelis hereby agree that, as of the Termination Date:

(a)    The Joint Development Agreement is hereby terminated, null and void and of no further force or effect; excepting, however, Articles 1 (Definitions), 9 (Confidentiality) (solely for five (5) years) and 14 (General Provisions) and Sections 10.3 (Collaboration Technology), 10.4 (Pfenex Improvements) and 10.5 (Agila Improvements). For the avoidance of doubt, all licenses granted by either Party under Section 10.2 of the Joint Development Agreement shall terminate as of the Termination Date.

(b)    Pfenex hereby grants to Stelis a fully-paid, irrevocable, non-exclusive license (with the right to grant and authorize sublicenses) under all Pfenex Collaboration Technology and Pfenex Improvements (each, as defined in the Joint Development Agreement) relating to Betaseron® (Interferon beta-1b). Stelis hereby grants to Pfenex a fully-paid, irrevocable, non-exclusive license (with the right to grant and authorize sublicenses) under all Agila Collaboration Technology and Agila Improvements (each, as defined in the Joint Development Agreement) relating to Betaseron® (Interferon beta-1b). All rights and licenses granted under this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title or interest of any nature whatsoever is granted whether by implication, estoppel, reliance or otherwise by either Party to the other Party.

(c)    The Joint Venture Agreement is hereby terminated, null and void and of no further force or effect. For the avoidance of doubt, all licenses granted by either Party under Section 11.2 of the Joint Venture Agreement shall terminate as of the Termination Date.

(d)    The foregoing termination of the Joint Development Agreement and the Joint Venture Agreement shall be deemed to be termination mutually agreed upon by and between the Parties, and no Party shall have any responsibility or liability as a result of such termination. The Parties hereby waive all rights to notice of termination as may be otherwise provided under the Joint Development Agreement, the Joint Venture Agreement or Applicable Laws (as defined in the Joint Development Agreement).

(e)    Each Party (on behalf of itself and all related persons) hereby irrevocably waives and releases the other of and from all claims, liabilities and causes of action of every type that has arisen or may hereafter arise out of the Joint Development Agreement or the Joint Venture Agreement, including the breach thereof.

2.    Confidentiality. The Parties shall hold in confidence the information contained in this Agreement, and all information related to this Agreement, which is not otherwise known to the public, shall be held by each Party as confidential and proprietary information and shall not be disclosed without the prior written consent of the other Party. Accordingly, the Parties shall not discuss with, or provide nonpublic information to, any Third Party (as defined in the Joint Development Agreement) (except for such Party’s or its Affiliates’ respective directors, officers, employees, attorneys, accountants and other consultants and professional advisors) concerning this Agreement, except: (a) as required in filings with any governmental authority or any judicial, administrative or arbitration proceedings as determined by such Party’s legal counsel; or (b) pursuant to public announcements made with the prior written approval of the Parties.

3.    Representations and Warranties. Each Party represents and warrants that it has the power and authority to enter into this Agreement, and has obtained all necessary corporate and other approvals to enter into and execute this Agreement.

4.    Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

5.    Merger of Understandings; Amendment. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and all prior negotiations and understandings between the Parties are deemed to be merged into this Agreement. No agreement or understanding varying or extending this Agreement shall be binding upon either Party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

6.    No Third Party Beneficiaries. None of the provisions contained in this Agreement are intended by the Parties hereto, nor shall they be deemed, to confer any benefit on any Third Party.

7.    Incorporation by Reference. The following Sections of the Joint Development Agreement are incorporated herein by reference, except that any reference to “Agreement” therein shall mean this Agreement for such purposes: Sections 14.2, 14.3, 14.5, 14.6 (except that the details of Stelis be as below), 14.8, 14.9, 14.10 and 14.13.

For Stelis        :         Stelis Biopharma Private Limited

    Plot No. 293, Bommasandra, Jigani Link Road,

    Jigani Industrial Area, Anekal Taluk,

    Bangalore – 560 105, India

    Attention: Mr. Joe Thomas

    Email: Joe.Thomas@stelis.com

    Phone: + 91 80 6784 0700

8.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement delivered by facsimile or similar electronic transmission (e.g., portable document format (PDF)) will be deemed binding as originals.

[Signatures on following page]

TERMINATION AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Termination Date.

PFENEX INC.

By:	/s/ Patrick Lucy
Name:	Patrick Lucy
Title:	CBO

STELIS BIOPHARMA PRIVATE LIMITED

By:	/s/ Joe Thomas
Name:	Joe Thomas
Title:	CEO